Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Del Monte Foods Company:

We consent to the incorporation by reference in the registration statements (Nos. 333-40867, 333-52226, 333-38394, 333-34280, 333-79315, 333-102702, 333-102700, 333-102006, and 333-134898) on Form S-8 of Del Monte Foods Company (the Company) of our reports dated June 26, 2007, with respect to the consolidated balance sheets of Del Monte Foods Company and subsidiaries as of April 29, 2007 and April 30, 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended April 29, 2007, management’s assessment of the effectiveness of internal control over financial reporting as of April 29, 2007, and the effectiveness of internal control over financial reporting as of April 29, 2007, which reports appear in the April 29, 2007 annual report on Form 10-K of Del Monte Foods Company (“10-K”), and to the reference to our firm under the heading “Selected Financial Data” in the 10-K.

/s/ KPMG

San Francisco, California

June 26, 2007